SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Current Report Pursuant
to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	January 2, 2004
Date of earliest event reported:	January 4, 2004

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in its charter)

Tennessee

(State or other jurisdiction of incorporation)

000-49966	04-3687717
(Commission File Number)	(I.R.S. Employer Identification No.)

501 South James Campbell Blvd. Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (931) 380-2265

SIGNATURES
EXHIBIT INDEX
EX-20 PRESS RELEASE DATED JANUARY 4, 2004.

Item 5.   Other Event

On January 4, 2004, Community First Inc. (the “Company”) announced that the Securities and Exchange Commission approved the bank’s filing to issue 180,000 new shares of Common Stock. The offering will be priced at $25.00 per share. Existing shareholders will have the opportunity to purchase a minimum of 200 shares or $5,000, whereas new shareholders will be required to purchase 400 shares ($10,000).

Exhibit No.	Description
20.	Press Release dated January 4, 2004.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FIRST, INC. (Registrant)

Date: January 2, 2004		/s/ Marc R. Lively
	Name: Title:	Marc R. Lively Chief Executive Officer

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EXHIBIT INDEX

Exhibit No:	Description
20.	Press Release dated January 4, 2004.

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